UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 11, 2013
Date of Report (Date of earliest event reported)

Homie Recipes, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-183310	45-5589664
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

112 North Curry Street
Carson City, Nevada 89703
(Address of Principal Executive Offices)

(775) 321-8225
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

On April 11, 2013, Homie Recipes, Inc. (the “Company”) entered into a Binding Letter of Intent (“LOI”) with Auritec Pharmaceuticals Inc. (“Auritec”) whereby Auritec agrees to; (i)  license certain of its intellectual property rights  related to Pro-Cyclovir codrug and its use for the treatment of Herpes Labialis caused by HSV-1 (the “Assets”) to a subsidiary of Auritec to be formed, and (ii) cause such subsidiary to enter into a reverse acquisition transaction with the Company  in exchange for 40,000,000 shares of common  stock of  the Company (the “Transaction”).  Auritec will also receive a running royalty equal to six percent (6%) of any future sales of products underlying the Assets, less certain costs.

In accordance with the terms of the LOI, the terms and conditions of the Transaction shall be set forth in a formal definitive agreement containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties and entered into on or before thirty (30) days from the execution of the LOI.The parties have agreed to close the Transaction within thirty (30) days from the date on which Aurtiec completes the audit of its financial statements related to the Assets as required to be filed by the Company upon the Closing under the Securities Exchange Act of 1934, as amended (the “Closing”).

Additionally, in connection with the contemplated Transaction, Auritec will have the right to nominate three (3) of the five (5) members of the Company’s Board of Directors.  The Company has also agreed to complete a financing of $1,250,000 at a price per share of $0.25 at the Closing (the “First Financing”), and use its best efforts to complete a second financing of $1,250,000 at a price per share of $0.30 within 180 days after the Closing.  If the First Financing does not raise at least $1,100,000, Auritec may terminate the LOI and/or the definitive agreement.  The Company will pay a finder’s fee of up to eight percent (8%) in connection with the financings. Upon the Closing, the Company will change its name to “Antios Pharmaceuticals, Inc.” or another mutually agreed upon name.

The LOI is attached to this report as Exhibit 10.1, and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Binding Letter of Intent with Auritec Pharmaceuticals Inc., effective April 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMIE RECIPES, INC. a Nevada corporation

Dated: April 17, 2013	By:	/s/ Jose Mari C. Chin
Jose Mari C. Chin Chief Executive Officer